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EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT



                                                            Place of
Name of Subsidiary                                        Incorporation
------------------                                        --------------

Overland Data (Europe) Limited                            United Kingdom

Overland Data Export Limited                              Barbados